UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 20, 2008

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York   11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:                                                                                                           (718) 782-6200

None
(Former name or former address, if changed since last report)

Item 1.01  Entry into a Material Definitive Agreement

On March 20, 2008, the Board of Directors of Dime Community Bancshares, Inc. (the "Company") approved the following adjustment in remuneration paid to each of the nine outside directors of the Company and its direct subsidiary, The Dime Savings Bank of Williamsburgh (the "Bank").  This adjustment was based upon the recommendations of a nationally recognized compensation consulting firm, which the Company retains. The specific recommendations to the Company were based on a comparative analysis of ten to fifteen comparably sized and similarly located public banks.

Remuneration Item	Previous Level	Adjusted Level
Combined monthly meeting attendance fees for the Company and Bank	$1,000	$1,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

                                                             /s/ KENNETH J. MAHON
By:  ___________________________________________
Kenneth J. Mahon
First Executive Vice President and Chief Financial Officer

Dated: March 20, 2008